                                                                   EXHIBIT 10.17

                              COMMITMENT AGREEMENT

        COMMITMENT AGREEMENT (this "Commitment Agreement"), dated as of May 30, 2003, by and between Ronald Perelman (the "Committed Investor") and Nephros, Inc., a Delaware corporation (the Company").

                              W I T N E S S E T H:

        WHEREAS, the parties desire that the Company sell an aggregate of $1,000,000 principal amount of its Senior Convertible Bridge Notes due January 26, 2004 ("Bridge Notes"), (in substantially the form attached hereto as Exhibit
A), which are convertible, under certain circumstances, in whole but not in part, into shares of Series D Convertible Preferred Stock (the "New Preferred") of the Company having designations and preferences as set forth therefor in the form of Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the "Revised Charter") at a price per share equal to the liquidation preference per share of such New Preferred (the "Equity Price"), provided that the holder also exercises the right (such right to convert and exercise, collectively, the "New Preferred Acquisition Option") to purchase, when and as provided in the Bridge Notes, at the Equity Price per share, a number of shares of New Preferred equal to the quotient of (i) the product of the aggregate principal amount of Bridge Notes held by such person times any amount, at such holder's option, between 9 and 11, divided by (ii) the Equity Price; and

        WHEREAS, the parties contemplate that, subject to certain conditions, each of the holders (the "Stockholders") of the Company's common stock, convertible preferred stock and/or convertible promissory notes will be given the opportunity to purchase its pro-rata share of the Bridge Notes, based on the number of shares of common stock outstanding, or issuable, directly or indirectly, upon conversion of convertible preferred stock and/or convertible promissory notes, held by such Stockholders (including conversion of dividends accrued through May 31, 2003 on shares of convertible preferred stock) (the "Offering"); and

        WHEREAS, the Committed Investor has agreed to purchase (and the Company has agreed to sell) any Bridge Notes that the Stockholders do not purchase pursuant to the Offering, so that the aggregate principal amount of Bridge Notes issued will be $1,000,000, regardless of how many Stockholders elect to purchase Bridge Notes pursuant to the Offering; and

        WHEREAS, the parties desire to enter into this Commitment Agreement in order to evidence their respective commitments and obligations;

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used herein, the following terms shall have the meanings set forth in this Article I.

        "Closing" shall mean the closing of the transactions contemplated by this Commitment Agreement, to occur promptly following the Subscription Deadline.

        "Material Adverse Effect" shall mean any change or effect that is materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise) or prospects of the Company.

        "Subscription Deadline" shall mean June 11, 2003, which is the date by which the Stockholders must make their irrevocable elections whether to purchase Bridge Notes in the Offering.

        The use in this Agreement of a masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

                                   ARTICLE II

                                   THE CLOSING

        Section 2.01. Closing. Upon the terms and subject to the conditions of this Commitment Agreement:

        (a) The Committed Investor shall purchase, at the Closing, (i) the maximum amount of Bridge Notes allocated to it pursuant to the Offering on account of its status as a Stockholder and (ii) the amount, if any, of the $1,000,000 principal amount of Bridge Notes offered in the Offering but not purchased by Stockholders pursuant to the Offering.

        (b) The Committed Investor shall, at or prior to the Closing, in connection with its purchase of Bridge Notes, execute and deliver a Subscription Agreement (in substantially the form attached hereto as Exhibit C) and make payment to the Company by wire transfer of immediately available funds in an amount equal to the aggregate principal amount of Bridge Notes being purchased by the Committed Investor.

        (c) At the Closing, the Company shall deliver to the Committed Investor the Bridge Notes purchased by the Committed Investor pursuant hereto.

        (d) The Closing shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, or at such other location as the parties may agree, promptly following the Subscription Deadline.

        (e) At the Closing, each party to this Commitment Agreement shall deliver to the other hereto parties such other documents, instruments and writings as may be required to be delivered in accordance with this Commitment Agreement or as may be reasonably requested by such other party.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Committed Investor as follows:

        Section 3.01. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties, to carry on its business as presently conducted, to enter into and perform this Commitment Agreement and any other agreements, executed and delivered by the parties at or prior to the Closing (together, the "Transaction Documents") to which it is a party and to carry out the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified would not have, or be reasonably likely to have, a Material Adverse Effect.

        Section 3.02. Authorization and Non-Contravention. The Transaction Documents to which the Company is party are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity). The execution, delivery and performance of the Transaction Documents, the sale and delivery of the Bridge Notes in accordance with this Commitment Agreement and, if the New Preferred Acquisition Option is exercised, the issuance of the New Preferred thereupon, has been duly authorized by all necessary corporate action of the Company and its stockholders, other than such consents, approvals and/or waivers as are conditions to the Closing (the "Disclosed Requirements"). Assuming the Disclosed Requirements are satisfied, the execution, delivery and performance of the Transaction Documents will not: (i) violate, conflict with or result in a default under any contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Revised Charter or by-laws of the Company, or cause the creation of any lien or encumbrance upon any of the assets of the Company, except for those which do not, or are not reasonably likely to, result in a Material Adverse Effect; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company, except for those which do not, or are not reasonably likely to, result in a Material Adverse Effect; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws or where the failure to do so is not reasonably likely to result in a Material Adverse Effect; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which it is bound.

        Section 3.03. Authorized and Outstanding Stock. Immediately prior to the consummation of the transactions to be effected at the Closing, the authorized capital stock of the Company will consist of (i) 30,000,000 shares of common stock, par value $.001 per share, of which 5,609,500 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which (w) 4,500,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 4,000,000 of which are issued and outstanding, (x) 2,333,333 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), all of which are issued and outstanding and (y) 3,140,000 shares have been designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and the Company has committed to issue 3,387,550 shares of Series C Preferred Stock. Except as disclosed in Schedule 3.03, there are no outstanding subscriptions, options, warrants, commitments, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Except as set forth in the Revised Charter or in Schedule 3.03, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or other equity interests in the Company. After giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable. The relative rights, preferences and other terms relating to the New Preferred, upon filing of the Revised Charter, will be substantially as set forth in the form of Revised Charter attached hereto as Exhibit B, and such rights and preferences would be valid and enforceable under Delaware law. Except as pursuant to the Stockholders' Agreement, dated as of May 17, 2000, by and among the Company and the stockholders of the Company identified on Annex I thereto, the Company has not granted any preemptive rights with respect to the issuance or sale of the Company's capital stock.

        Section 3.04. Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity.

        Section 3.05. No Litigation. There is no action, suit, investigation or proceeding pending against, or to its knowledge, threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Commitment Agreement.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF COMMITTED INVESTOR

        The Committed Investor hereby represents and warrants to the Company as follows:

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        Section 4.01. Authority. If a natural person, such Committed Investor is
21 years of age or over; if a corporation, trust, limited liability company, partnership, unincorporated association or other entity, such Committed Investor is authorized, empowered and qualified to execute and deliver this Commitment Agreement and the other Transaction Documents to which such Committed Investor is a party and to purchase and hold the Bridge Notes to be purchased pursuant hereto, the New Preferred issuable upon exercise of the New Preferred
Acquisition Option and the Common Stock issuable upon conversion of any such New Preferred (collectively, the "Subject Securities").

        Section 4.02. Binding; Non-Contravention. The Transaction Documents to which such Committed Investor is party are valid and binding obligations of such Committed Investor, enforceable against such Committed Investor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity). The execution, delivery and performance of the Transaction Documents will not: (i) violate, conflict with or result in a default under any provision of the certificate of incorporation or by-laws (or analogous organizational documents), if any, of such Committed Investor; or (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to such Committed Investor, except for those which do not, or are not reasonably likely to, adversely affect such Committed Investor's ability to perform its obligations under this Commitment Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

        Section 4.03. Accredited Investor. Such Committed Investor is an "accredited investor," as that term is defined under Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Act").

        Section 4.04. Adequate Information. Such Committed Investor has received and carefully reviewed this Commitment Agreement (together with all Schedules and Exhibits hereto), the Confidential Information Memorandum prepared by the Company and each other Transaction Document (collectively, the "Offering Documents"). Such Committed Investor has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of the purchase of the Bridge Notes pursuant hereto and acquiring, holding, and disposing of the Subject Securities and has not relied on the Offering Documents, the Company or any of the Company's officers, directors, affiliates or professional advisors for advice as to such consequences.

        Section 4.05. Sophistication. Such Committed Investor acknowledges that it has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Bridge Notes and of making an informed investment decision with respect thereto. Such Committed Investor acknowledges that the Offering Documents may not contain all information that is necessary to make an investment decision with respect to the Company and the Bridge Notes and that it must rely on its own examination of the Company and the terms and conditions of the Offering prior to making any investment decision with respect to the Bridge Notes. Such Committed Investor further acknowledges that it has been afforded full opportunity to ask questions and obtain copies of all relevant documents concerning the Company and the Subject Securities, and all of its questions and requests for documents and information have been answered to its complete satisfaction.

        Section 4.06. Adequate Means. Such Committed Investor acknowledges that it has adequate means for providing for its own needs and personal contingencies and has no need for liquidity in its investment in the Bridge Notes, and is able to hold the Bridge Notes for an indefinite period of time and to withstand a complete loss of such investment.

        Section 4.07. No Oral Representations. Such Committed Investor represents that, in entering into this Commitment Agreement, it is relying solely on the express representations and warranties of the Company contained in this Commitment Agreement and that no oral representations or warranties have been made to it. Such Committed Investor acknowledges that it has been advised that no person is authorized to give any information, or to make any statement regarding the Company or the Offering, and that any such information or statement must not be relied upon as having been authorized by the Company, its officers, directors, affiliates or professional advisors.

        Section 4.08. Unregistered Securities; No Public Market. Such Committed Investor understands that none of the Subject Securities have been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon such Committed Investor's investment intention. Such Committed Investor understands and hereby acknowledges that the Company is under no obligation to register any of the Subject Securities under the Act or any state securities or "blue sky" laws, although certain investors may have contractual registration rights. Such Committed Investor acknowledges and agrees that none of the Subject Securities may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable securities laws of any state or other jurisdiction, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required. The Company may affix an appropriate legend to any certificate(s) representing Subject Securities to reflect the foregoing. In this connection, such Committed Investor hereby represents that it is acquiring the Bridge Notes for its own account for investment and not with a view toward the resale or distribution of such Bridge Notes or any other Subject Securities to others. Such Committed Investor is not acquiring any portion of the Subject Securities, or any interest therein, on behalf of another person. No person other than such Committed Investor has any direct or indirect beneficial interest in the Subject Securities such Committed Investor has agreed to purchase hereunder. Such Committed Investor, if an entity, was not formed for the purpose of purchasing the Bridge Notes. Such Committed Investor understands that there is no public market for any of the Subject Securities and that no such market may develop. Such Committed Investor understands that even if a public market develops for any such Subject Securities, Rule 144 under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act.

        Section 4.09. Litigation. There is no action, suit, investigation or proceeding pending against, or to its knowledge, threatened against or affecting, such Committed Investor before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Commitment Agreement.

                                    ARTICLE V

                                EQUITY FINANCING

        Section 5.01. Equity Financing Option. The Committed Investor shall have the right (the "Equity Financing Option"), exercisable at any time prior to the earlier of (i) 10 days after the Company gives the Committed Investor notice that it has obtained a CE mark in Europe on its initial product and (ii) January 15, 2004 (such earlier date, the "Expiration Date"), to elect to cause the Company to issue $10,000,000 to $12,000,000 in aggregate liquidation preference of New Preferred, pursuant to exercises of the New Preferred Acquisition Options and/or Section 5.04 hereof.

        Section 5.02. CE Mark Notice. Promptly upon obtaining a CE Mark in Europe on its initial product, the Company shall provide the Committed Investor with notice thereof.

        Section 5.03. Equity Financing Option Notice. The Committed Investor may exercise the Equity Financing Option by providing notice thereof, and signed by such Committed Investor, to the Company prior to the Expiration Date.

        Section 5.04. Purchases of New Preferred. If the aggregate liquidation preference of the New Preferred purchased and sold pursuant to exercises of New Preferred Acquisition Options is less than $10,000,000, then, promptly following the expiration date of such New Preferred Acquisition Options, the Committed Investor shall purchase from the Company, and the Company shall sell to such Committed Investor, in addition to any New Preferred purchased and sold pursuant to the New Preferred Acquisition Option, a number of shares of New Preferred as has an aggregate liquidation preference equal to the difference between $10,000,000 and the aggregate liquidation preference of the New Preferred actually purchased and sold pursuant to exercises of New Preferred Acquisition Options.

                                   ARTICLE VI

                                    COVENANTS

        Section 6.01. Covenants of Committed Investor. The Committed Investor covenants and agrees, subject to the terms and conditions hereof, that it shall
(a) execute and deliver such instruments and take such other actions as the Company may reasonably require in order to carry out the intent and purpose of this Commitment Agreement, (b) use its reasonable best efforts to obtain any consents required herein to be obtained by it, (c) use its reasonable best efforts to oppose any litigation that seeks to restrain or prohibit the consummation of the transactions contemplated hereby and (d) use its reasonable best efforts to cause the conditions to closing set forth in Article VII hereof to be satisfied.

        Section 6.02. Confidential Treatment. (a) The Committed Investor acknowledges that it has and will receive Confidential Information (as defined below) of significant value to the Company in connection with the purchase and ownership of Subject Securities. The Committed Investor shall at all times keep documents or other materials containing Confidential Information in a secure place, shall not use the Confidential Information for any purpose other than the evaluation of its investment in the Company, except as otherwise agreed to in a writing signed by the Company, and shall not disclose any of the Confidential Information in any manner whatsoever, in whole or in part, to any person for any reason or purpose whatsoever except (i) if such Committed Investor is required by a court of competent jurisdiction to so disclose after notice has been given to the Company and the Company has had an opportunity to oppose such disclosure or seek a protective order to the extent practicable, (ii) to employees and representatives of such Committed Investor, if any, who need to know such information in connection with such Committed Investor's investment in the Company ("Necessary Agents") provided that such Committed Investor shall inform each such Necessary Agent of the confidential nature of such information, obtain their agreement (the "Necessary Agent Confidentiality Agreement") to hold all Confidential Information in strict confidence and not to use it for any purpose other than as permitted hereunder and ensure the performance by each Necessary Agent of such Necessary Agent Confidentiality Agreement.

        (b) "Confidential Information" means any and all information provided to the Committed Investor by or on behalf of the Company in connection with the purchase and ownership of Subject Securities or otherwise, except for information which such Committed Investor can establish (1) is generally known to the public other than as a result of the breach by a Committed Investor or any Affiliate of a Committed Investor of an obligation of confidentiality to the Company, (2) was known by such Committed Investor (as evidenced by written records) prior to its receipt by such Committed Investor from the Company or (3) was disclosed to such Committed Investor by a third party under no obligation of confidence.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

        The obligations of each party to be performed at the Closing shall be subject to the satisfaction or waiver, by the Company and the Committed Investor, of the following conditions:

        Section 7.01. Approval of New Preferred. The Revised Charter shall have been approved by all required stockholder votes.

        Section 7.02. Approval by the Holders of Series B Convertible Preferred Stock. The Company shall have obtained the affirmative consent or approval of at least two-thirds of the shares of the outstanding Series B Convertible Preferred Stock, voting separately as a class:

        (a) to enter into the transactions contemplated by the Offering Documents, including, without limitation, any such transactions which constitute transactions between the Company and any Affiliate (as defined in the Company's Revised Charter) of the Company or any subsidiary thereof; and

        (b) to incur, approve or authorize the incurrence of the indebtedness represented by the Bridge Notes.

        Section 7.03. Representations and Warranties. The representations and warranties of the Committed Investor or the Company, respectively, contained in this Commitment Agreement shall be true and correct in all material respects as of the date first above written and as of the date of the Closing.

        Section 7.04. Amendment of Registration Rights Agreement. The Registration Rights Agreement, dated as of May 17, 2000 among the Company and the Investor identified therein shall have been amended and restated to read substantially as set forth in Exhibit D.

        Section 7.05. Waiver of Preemptive Rights. It shall be a condition to the obligations of the Company to be performed at the Closing that the preemptive rights of the Stockholders (as defined in the Stockholders Agreement, dated as of May 17, 2000, among the Company and the Stockholders identified therein (the "Stockholders Agreement")) pursuant to the Stockholders Agreement shall have been waived with respect to the Offering.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        Section 8.01. Waivers. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be expressly waived by the party or parties to which such obligation, covenant or agreement is owed or for whose benefit such condition exists to the extent permitted under applicable law. Any such waiver shall be in a writing signed by an officer or agent of the party giving such waiver thereunto duly authorized. Any waiver or any failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 8.02. Brokers and Finders; Expenses. Each of the parties hereto represents and warrants to the others of them that no broker or finder (including any of its officers, directors or agents) is entitled to any brokerage or finder's fee or other commission from it based on agreements, arrangements or undertakings made by it in connection with this Commitment Agreement or the transactions contemplated hereby. Except as otherwise provided in this Commitment Agreement, each party shall bear its own costs and expenses in connection herewith.

        Section 8.03. Notices. Any notice, demand, claim or other communications under this Commitment Agreement shall be in writing and shall be deemed to have been given upon personal delivery thereof, or upon receipt thereof if sent by registered mail, return receipt requested, postage prepaid, or upon confirmation of delivery thereof by courier service, if sent by recognized overnight courier service, to the respective address of the parties set forth below (or such other address as a party may specify by notice given as herein provided):

If to the Company, to:

        Nephros, Inc.

        3960 Broadway
        New York, NY  10032
        Telephone:  (212) 781-5113
        Telecopy:  (212) 781-5166
        Attn:  President

    with a copy (which shall not constitute notice) to:

        Kramer Levin Naftalis & Frankel LLP
        919 Third Avenue
        New York, New York  10022
        Attention:      Peter G. Smith, Esq. and
                        Monica C. Lord, Esq.

If to the Committed Investor, to the address for such Committed Investor as set forth on Schedule I.

        Section 8.04. Successors and Assigns. This Commitment Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Commitment Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Committed Investor may, without such consent, assign its rights hereunder to any person or entity controlled by, controlling, or under common control with such Committed Investor. Any attempted assignment without the aforementioned prior written consent will be null and void.

        Section 8.05. Headings. The headings of the Articles and Sections of this Commitment Agreement are inserted for convenience only and shall not affect the interpretation hereof.

        Section 8.06. Entire Agreement. This Commitment Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions promises, representations, warranties, covenants, or undertakings among the parties relating to the subject matter hereof other than those expressly set forth or referred to herein. This Commitment Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

        Section 8.07. Counterpart. This Commitment Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of this Commitment Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Commitment Agreement.

        Section 8.08. Governing Law. This Commitment Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions, principles or policies thereof respecting conflict or choice of laws.

        Section 8.09. Survival. The representations and warranties of the parties hereto shall survive only until the Closing but not thereafter.

        IN WITNESS WHEREOF, the parties hereto have caused this Commitment Agreement to be duly executed by their duly authorized officers, partners or agents, as of the day and year first above written.

                                               NEPHROS, INC.

                                                 By:  /s/ Norman J. Barta
                                                     --------------------------
                                                     Name: Norman J. Barta
                                                     Title:  President and CEO

                                                      /s/ Ronald Perelman
                                                     --------------------------
                                                     Ronald Perelman

                                   SCHEDULE I
                       (Commitment Portions and Addresses)

Committed Investor     Address                      Commitment Portion
------------------     ------------------------     -------------------
Ronald Perelman        35 East 62nd Street                100%
                       New York, New York 10021

                                  SCHEDULE 3.03
                     (Obligations to Issue or Redeem Stock)

                 Class                                              Shares
    ------------------------------------------------------------------------
    Common Stock Outstanding                                       5,609,500
    Preferred Series A Outstanding                                 4,000,000
    Preferred Series B Outstanding                                 2,333,333
    Preferred Series C Outstanding (including
     convertible shares)                                           3,387,550
    Warrants Outstanding                                             725,000
    Options Allocated                                              4,056,500
    Options Unallocated                                              943,500
                                                                  ----------
    Total Shares                                                  21,055,383
                                                                  ----------

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                                    EXHIBIT A
                              (Form of Bridge Note)

                                    EXHIBIT B
           (Form of Amended and Restated Certificate of Incorporation)

                                    EXHIBIT C
                        (Form of Subscription Agreement)

                                       17